UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

HUMAN BIOSYSTEMS
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-28413 (Commission File Number)	77-0481056 (IRS Employer Identification No.)
1127 Harker Avenue, Palo Alto, California (principal executive offices)	94301 (Zip Code)

(650) 323-0943
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On April 8, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K.  This Amendment No. 1 to our Current Report on Form 8-K is being filed to amend information for Item 1.01.  The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

Item 1.01

 Entry into a Material Definitive Agreement.

On April 7, 2009, Human BioSystems, a California corporation (the “registrant”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) executed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby San West is to merge into the Subsidiary, a wholly-owned subsidiary of the registrant (the “Merger”).  As a result of the Merger, the stockholders of San West (the “San West Stockholders”) will receive shares of the common stock of the registrant, no par value per share (the “Human BioSystems Common Stock”) in exchange for all of their shares of the common stock of San West, par value $0.001 per share (the “San West Common Stock”).

As additional consideration for the merger, San West agreed to pay the sum of $26,000 to Human BioSystems on April 17, 2009.  Both parties have agreed to extend the requirement of payment due April 17, 2009 to May 8, 2009.  In addition, the parties have agreed that the Effective Date of the Merger shall occur only after certain creditors of the registrant have agreed to settlement terms as outlined in the Plan of Merger.

A copy of the Plan of Merger was attached as an exhibit to our Current Report filed with the Commission on April 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009.	HUMAN BIOSYSTEMS

By /s/ Harry Masuda
Harry Masuda, Chief Executive Officer

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